Exhibit 10.24.2

Execution Version
AMENDMENT NO. 2

AMENDMENT NO. 2 dated as of May 5, 2015, among each of the “Borrowers” listed on the signature pages hereto (collectively, the “Borrowers”), each of the “Parent Guarantors” listed on the signature pages hereto (collectively, the “Parent Guarantors”), each of the “Subsidiary Guarantors” listed on the signature pages hereto (collectively, the “Subsidiary Guarantors”; together with the Borrowers and the Parent Guarantors, collectively, the “Credit Parties”), each of the “Lenders” (which shall not include any Retiring Lenders) listed on the signature pages hereto (collectively, the “Lenders”), each Retiring Lender (as defined below), solely for purposes of Sections 2.09, 4 and 5 hereof, and Citibank, N.A., as administrative agent for the Lenders (together with its successors in such capacity, the “Administrative Agent”).

The Borrowers, the Parent Guarantors, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of December 13, 2011 (as amended by Amendment No. 1 thereto dated as of August 9, 2013, the “Credit Agreement”).

Each Lender identified under the caption "Retiring Lenders" on the signature pages hereto (collectively, the "Retiring Lenders") wishes to cease being a "Lender" party to the Credit Agreement and the Borrowers, the Parent Guarantors, the Subsidiary Guarantors, the Lenders, other than the Retiring Lenders, and the Administrative Agent wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions; Authorization. Except as otherwise defined in this Amendment No. 2, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01.     References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02.    Defined Terms. Section 1.01 of the Credit Agreement is hereby amended as follows:
(a)    Amended Definition. The following definitions shall be amended to read in their entirety as follows:
(i) “Applicable Rate” means, for any day with respect to any ABR Loan or Eurocurrency Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Margin”, “Eurocurrency Margin” or “Commitment Fee”, respectively, based upon the category that applies on such day:

	S&P Rating	ABR Margin	Eurocurrency Margin	Commitment Fee
Category 1	A+ or higher	0.000%	0.875%	0.080%
Category 2	A	0.000%	1.000%	0.100%
Category 3	A-	0.125%	1.125%	0.125%
Category 4	BBB+	0.250%	1.250%	0.150%
Category 5	Less than BBB+ or unrated	0.500%	1.500%	0.200%

The parties hereto agree that, for purposes of determining the foregoing: (a) (i) for the period commencing on the Initial Funding Date and ending on the date that the Administrative Agent receives written notice from the Obligors that S&P has provided a Rating with respect to any Obligor and (ii) during any other period during which there is no Rating or in which the Obligors shall be in Default of their obligations under Section 6.11, in each case Category 5 shall apply, and (b) in the event the Obligors have different Ratings, the lowest Rating with respect to any Obligor shall apply. If the Rating by S&P shall be changed, such change shall be effective as of the date on which it is first announced by S&P (or, in the case of a private Rating by S&P, on the date on which S&P first notifies the Obligors of such change). Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change in Rating and ending on the date immediately preceding the effective date of the next such change in Rating.

(ii) “Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Obligor hereunder, (a) taxes imposed on or measured by its net income (however denominated), franchise taxes, or capital taxes that are imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized, in which it has its principal office, seat of management or applicable lending office, or is engaged in business (other than any business in which such person is deemed to engage solely by reason of the transactions contemplated by this Agreement and the other Loan Documents, including the mere holding of an Obligation, receipt of payments or the enforcement of rights thereunder), (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a), (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by any Obligor under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Obligor with respect to such withholding tax pursuant to Section 2.16(a), (d) any U.S. federal, Canadian or Cayman taxes imposed under FATCA, (e) in the case of a U.S. Lender that has failed to comply with Section 2.16(f), any backup withholding tax that is required by the Code to be withheld from amounts payable to such U.S. Lender, and (f) interest and penalties with respect to taxes referred to in clauses (a) through (e).

(iii) “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future United States Treasury regulations promulgated thereunder and published guidance with respect thereto, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements with respect thereto, including any laws, regulations, guidance or practices governing any such intergovernmental agreement.

(iv) “LIBO Rate” means, for the Interest Period for any Eurocurrency Borrowing denominated in any Currency, an interest rate per annum equal to the Screen Rate (as defined below) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate with respect to such Eurocurrency Borrowing for such Interest Period (the “Impacted Period”) shall be an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) determined in good faith by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate (for the longest period for which such Screen Rate is available for the applicable Currency) that is shorter than the Impacted Period and (b) the Screen Rate (for the shortest period for which such Screen Rate is available for the applicable Currency) that exceeds the Impacted Period, in each case, at approximately 11:00 a.m. London time, two Business Days prior to the commencement of such Impacted Period (the “Interpolated Rate”). When determining the rate for a period which is less than the shortest period for which the relevant Screen Rate is available, the Screen Rate for purposes of (a) above shall be deemed to be the overnight screen rate where “overnight screen rate” means, in relation to any Currency, the overnight rate for the applicable Currency determined by the Administrative Agent from such service as the Administrative Agent may reasonably select. For purposes hereof, “Screen Rate” means the London interbank offered rate administered by the ICE Benchmark Administration Limited displayed on Reuters Page LIBOR01 or LIBOR02 (or on any successor or substitute page thereof, or any successor service, providing quotations of interest rates applicable to deposits in the relevant Currency, in the London interbank market comparable to those currently provided on such page, as determined by the Administrative Agent from time to time). In any event the LIBO Rate shall not be less than zero.

(v) “Maturity Date” means May 5, 2020; provided that if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

(vi) “Total Indebtedness Ratio” means, at any time, the ratio of (a) the sum of (i) Total Indebtedness at such time minus (ii) the aggregate amount of Unrestricted Cash of the Obligors and their Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) at such time to (b) EBITDA for the period of four consecutive fiscal quarters ending at such time or the most recently ended prior to such time.
(b)    New Definitions. The following definitions shall be added to Section 1.01 of the Credit Agreement and inserted in the appropriate alphabetical locations as follows:
(i) “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Obligor or its Subsidiaries from time to time concerning or relating to bribery or corruption.

(ii) “Sanctions” means comprehensive economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
(iii) “Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.
(iv) “Sanctioned Person” means, at any time, (a) any Person listed in the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, and any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person.
(v) “Unrestricted Cash” means the aggregate amount of cash held in bank accounts of the Obligors and their Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) to the extent that the use of such cash for application to payment of the Obligations or other Indebtedness is not prohibited by law or any written contractual agreement (including, with respect to cash held in a bank account of any Consolidated Subsidiary of an Obligor, that such Consolidated Subsidiary is not subject to any restriction on its ability to distribute such cash to the Obligors), and such cash and cash equivalents are free and clear of all Liens (other than any statutory Liens in favor of banks (including rights of set-off)).
2.03.    Increased Costs. Section 2.14(b) of the Credit Agreement is hereby amended by inserting words "or liquidity" immediately after the words "capital adequacy" in each of the second, fourth and tenth lines thereof.
2.04    Taxes. Section 2.16(e) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

“(e)    Status of Foreign Lenders. Each Foreign Lender shall deliver to the Borrowers and the Administrative Agent (or, in the case of a Participant, to the Borrowers and to the Lender from which the related participation shall have been purchased) (i) two accurate and complete copies of IRS Form W-8ECI, W-8BEN, W-8BEN-E or W-8IMY together with supporting documentation, as applicable, or (ii) in the case of a Foreign Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit E and two accurate and complete copies of IRS Form W-8BEN, W-8BEN-E or W-8IMY together with supporting documentation, as applicable, or any subsequent versions or successors to such forms, in each case properly completed and duly executed by such Foreign Lender claiming complete exemption from, or a reduced rate of, United States federal withholding tax on all payments by an Obligor under this Agreement and the other Loan Documents. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Each Foreign Lender shall (i) promptly notify the Borrowers and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers and Administrative Agent (or any other form of certification adopted by the United States taxing authorities for such purpose) and (ii) take such steps as shall not be disadvantageous to it, in its sole judgment, and as may be reasonably necessary (including the re-designation of its lending office pursuant to Section 2.18(a)) to avoid any requirement of applicable laws of any such jurisdiction that any Borrower make any deduction or withholding for taxes from amounts payable to such Lender. Notwithstanding any other provision of this paragraph, a Foreign Lender shall not be required to deliver any form pursuant to this paragraph that such Foreign Lender is not legally able to deliver. If a payment made to a Lender under any Loan Document would be subject to U.S. federal, Canadian or Cayman Tax imposed under FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent such documentation as shall be reasonably requested by the Withholding Agent sufficient for the Withholding Agent to comply with its obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirements. For purposes of determining Taxes imposed under FATCA, from and after the Amendment No. 2 Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Agreement as not qualifying as a “grandfathered obligation” with the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).”
2.05 Anti-Corruption Laws and Sanctions. Article IV of the Credit Agreement is hereby amended to add the following new Section 4.18:
“SECTION 4.18. Anti-Corruption Laws and Sanctions. The Obligors have implemented and maintain in effect policies and procedures designed to ensure compliance by the Obligors, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each Obligor, its Subsidiaries and, to the knowledge of such Obligor or any such Subsidiary, its officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in (a) a Material Adverse Effect or (b) any Lender violating any applicable Sanctions, and are not knowingly engaged in any activity that would reasonably be expected to result in such Obligor being designated as a Sanctioned Person. None of (a) the Obligors, any Subsidiary nor, to the knowledge of any Obligor or any Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of each Obligor, any agent of such Obligor or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person or is the target of Sanctions. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by the Agreement will violate Anti-Corruption Laws or applicable Sanctions”
2.06. Compliance with Laws. Section 6.07 of the Credit Agreement is hereby deleted and replaced in its entirety with the following:
“SECTION 6.07 Compliance with Laws. Each Obligor will, and will cause each of its Subsidiaries to, comply with all Requirements of Law (including, all Anti-Corruption Laws and applicable Sanctions) with respect to it, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Each Obligor will maintain in effect and enforce policies and procedures designed to ensure compliance by the Obligors, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.”
2.07. Minimum Management Fee Earnings Assets Amount. Section 7.08 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“SECTION 7.08 Minimum Management Fee Earnings Assets Amount. Each Obligor will not permit the Management Fee Earning Assets Amount on any Quarterly Date commencing with the Quarterly Date occurring on the last Business Day of March 2015 to be less than $65,300,000,000.”
2.08. Use of Proceeds in Compliance with Sanctions Laws” of the Negative Covenants. Article VII of the Credit Agreement is hereby amended to add the following new Section 7.11:
“SECTION 7.11. Use of Proceeds in Compliance with Sanctions Laws. Each Borrower will not request any Borrowing or Letter of Credit, and each Obligor shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, directly or, to the knowledge of such Obligor, indirectly to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.”
2.09     Commitment Amounts. Schedule 1 to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 1 hereto.

Section 3. Representations and Warranties. Each Credit Party represents and warrants to each Holder that immediately before and after giving effect to this Amendment No. 2

(a) the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct in all material respects as of such specific date), and (b) no Default or Event of Default has occurred and is continuing.

Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof (the “Amendment No. 2 Effective Date”), upon the satisfaction of the following conditions precedent:

(a)    the Administrative Agent shall have received counterparts of this Amendment No. 2 executed by each Credit Party and each Lender party to the Credit Agreement;
(b)    the Borrowers shall have paid all fees and expenses of the Administrative Agent and the Lenders in connection with this Amendment No. 2 (including, without limitation, the invoiced fees and expenses of counsel to the Administrative Agent);
(c)    the Administrative Agent shall have received the following, in form and substance reasonably satisfactory to the Administrative Agent:
(i)    certified copies of the resolutions of the Board of Directors of each Credit Party approving the transactions contemplated by this Amendment No. 2 and the execution and delivery of this Amendment No. 2 and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment No. 2 or the Credit Agreement; and
(ii)    a certificate of the Secretary or an Assistant Secretary of each of the Credit Parties certifying the names and true signatures of the officers of such Credit Party authorized to sign this Amendment No. 2 and the other documents required to be delivered hereunder.
(d)    the Administrative Agent shall have received evidence satisfactory to it that (x) all accrued and unpaid interest and commitment fees on the Loans and Commitments under the Credit Agreement owing to each Lender shall have been (or shall simultaneously be) paid in full, and (y) the outstanding principal amount of the Loans and all other amounts owing under or in respect of, the Credit Agreement to any Retiring Lender shall have been (or shall simultaneously be) paid in full; and
(e)    each of the actions set forth in Section 5 shall have occurred.
Section 5. Retiring Lenders and Reallocation.

(a)    If any Revolving Credit Loans or Letters of Credit shall be outstanding immediately prior to the Amendment No. 2 Effective Date, the Borrowers shall borrow Revolving Credit Loans from the Revolving Credit Lenders, and the Revolving Credit Lenders shall make Revolving Credit Loans to the Borrowers (in the case of Eurocurrency Revolving Credit Loans, having the same Interest Periods and LIBO Rates as any then outstanding Eurocurrency

Revolving Credit Loans) and shall be deemed to have acquired participations of the Revolving Credit Lenders in any Letters of Credit that are outstanding immediately prior to the Amendment No. 2 Effective Date, and (notwithstanding the provisions of Section 2.17 requiring that borrowings and prepayments be made ratably in accordance with the principal amounts of the Revolving Credit Loans held by the Revolving Credit Lenders) the Borrowers shall repay in full the principal and all accrued and unpaid interest on all of the Revolving Credit Loans made by the Retiring Lenders to the Borrowers hereunder (together with all accrued and unpaid commitment fees and any other amounts payable hereunder to such Retiring Lender in connection with their respective “Revolving Credit Commitments” under (and as defined in) the Credit Agreement) and the Borrowers to the extent necessary shall repay the principal of the Revolving Credit Loans made by the Revolving Lenders to the Borrowers, in each case together with any amounts owing pursuant to Section 2.15 as a result of such payment, so that after giving effect to such Revolving Credit Loans, purchases and prepayments, the Revolving Credit Loans and LC Exposure in respect of all outstanding Letters of Credit shall be held by the Revolving Lenders ratably in accordance with the respective amounts of their Revolving Credit Commitments as of the Amendment No. 2 Effective Date as specified on Schedule 1 hereto and, in that connection, the Issuing Banks shall be deemed to have released the Retiring Lenders on such date to the extent of the respective purchases by the Revolving Credit Lenders. To effect the foregoing payments, the related transfers of funds shall be netted to the extent necessary to minimize the actual flows of funds between the relevant parties.

(b)    With respect to the Term Loans outstanding immediately prior to the Amendment No. 2 Effective Date, the Borrowers shall borrow Term Loans from the Term Lenders, and the Term Lenders shall make Term Loans to the Borrowers (in the case of Eurocurrency Term Loans, having the same Interest Periods and LIBO Rates as any then outstanding Eurocurrency Term Loans), and (notwithstanding the provisions of Section 2.17 requiring that borrowings and prepayments be made ratably in accordance with the principal amounts of the Term Loans held by the Term Lenders) the Borrowers shall repay in full the principal of and all accrued and unpaid interest on all the Term Loans made by the Retiring Lenders to the Borrowers hereunder (together with any other amounts payable hereunder to such Retiring Lender in connection with their respective “Term Loans” under (and as defined in) the Credit Agreement) and the Borrowers to the extent necessary shall repay the principal of the Term Loans made by the Term Lenders to the Borrowers, in each case together with any amounts owing pursuant to Section 2.15 as a result of such payment, so that after giving effect to such Term Loans and prepayments, the Term Loans shall be held by the Term Lenders in the amounts set forth on Schedule 1. To effect the foregoing payments, the related transfers of funds shall be netted to the extent necessary to minimize the actual flows of funds between the relevant parties.

(c)    Subject to the satisfaction of the conditions precedent specified in Section 4 above and the consummation of the transactions contemplated by Sections 5(a) and (b) above, but effective as of the Amendment No. 2 Effective Date, each Retiring Lender shall cease to be, and shall cease to have any of the rights and obligations of, a “Lender” under the Credit Agreement (except for those provisions that expressly provide for their survival for the benefit of the Lenders (including without limitation those provisions referred to in Section 10.03(b) of the Credit Agreement), which provisions shall survive and remain in full force and effect for the benefit of the Retiring Lenders), and each Retiring Lender shall not have any Revolving Credit Commitments or hold any Loans.

(d)    The accrued interest to be paid by the Borrowers on the first Interest Payment Date occurring after the Amendment No. 2 Effective Date (accrued during the Interest Period in effect immediately prior to the Amendment No. 2 Effective Date and ending on the first Interest Payment Date occurring after the Amendment No. 2. Effective Date) shall be reduced by an amount equal to the accrued and unpaid interest paid to the Lenders on the Amendment No. 2 Effective Date, and accrued commitment fees to be paid by the Borrowers on the first Quarterly Date occurring after the Amendment No. 2 Effective Date shall be reduced by an amount equal to the accrued and unpaid commitment fees paid to the Lenders on the Amendment No. 2 Effective Date.

Section 6. Ratification of Obligations. Each Credit Party, by its execution of this Amendment No. 2, hereby (a) unconditionally confirms and ratifies that all of its obligations (including, without limitation, any guarantee obligations) under the Loan Documents to which it is a party shall continue uninterrupted and in full force and effect for the benefit of the Holders, (b) represents, warrants and agrees that on and after the date hereof, it will continue to obtain benefits from the incurrence of Loans to, and the issuance of Letters of Credit for the account of, the Borrowers, and (c) agrees that on and after the date hereof, all references in the Loan Documents to the “Credit Agreement” shall be deemed to be and are references to the Credit Agreement as amended hereby.

Section 7. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 is a Loan Document for all purposes of the Credit Agreement. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the day and year first above written.

CREDIT PARTIES
BORROWERS
TC GROUP INVESTMENT HOLDINGS, L.P.
By: Carlyle Holdings II L.P., its general partner

By: /s/ Daniel A. D'Aniello
Name: Daniel A. D'Aniello
Title: Chairman

TC GROUP CAYMAN INVESTMENT HOLDINGS, L.P.
By: Carlyle Holdings II L.P., its general partner

By: /s/ Daniel A. D'Aniello
Name: Daniel A. D'Aniello
Title: Chairman

TC GROUP CAYMAN, L.P.
By: Carlyle Holdings III L.P., its general partner

By: /s/ Daniel A. D'Aniello
Name: Daniel A. D'Aniello
Title: Chairman

CARLYLE INVESTMENT MANAGEMENT, L.L.C.

By: /s/ Jeffrey W. Ferguson
Name: Jeffrey W. Ferguson
Title: General Counsel

Signature Page to Amendment No. 2 to The Carlyle Group Credit Agreement

PARENT GUARANTORS

TC GROUP, L.L.C.
By: Carlyle Holdings I L.P., its sole member

By: /s/ Daniel A. D'Aniello
Name: Daniel A. D'Aniello
Title: Chairman

CARLYLE HOLDINGS I L.P.

By: /s/ Daniel A. D'Aniello
Name: Daniel A. D'Aniello
Title: Chairman

CARLYLE HOLDINGS II L.P.

By: /s/ Daniel A. D'Aniello
Name: Daniel A. D'Aniello
Title: Chairman

CARLYLE HOLDINGS III L.P.

By: /s/ Daniel A. D'Aniello
Name: Daniel A. D'Aniello
Title: Chairman

Signature Page to Amendment No. 2 to The Carlyle Group Credit Agreement

SUBSIDIARY GUARANTORS

TC GROUP INVESTMENT HOLDINGS SUB L.P.
By: TC Group Investment Holdings, L.P., its general partner
By: Carlyle Holdings II L.P., its general partner

By: /s/ Daniel A. D'Aniello
Name: Daniel A. D'Aniello
Title: Chairman

TC GROUP CAYMAN INVESTMENT HOLDINGS SUB L.P.
By: TC Group Cayman Investment Holdings, L.P., its general partner
By: Carlyle Holdings II L.P., its general partner

By: /s/ Daniel A. D'Aniello
Name: Daniel A. D'Aniello
Title: Chairman

TC GROUP CAYMAN SUB L.P.
By: TC Group Cayman, L.P., its general partner
By: Carlyle Holdings III L.P., its general partner

By: /s/ Daniel A. D'Aniello
Name: Daniel A. D'Aniello
Title: Chairman

TC GROUP SUB L.P.
By: TC Group, L.L.C., its general partner
By: Carlyle Holdings I L.P., its sole member

By: /s/ Daniel A. D'Aniello
Name: Daniel A. D'Aniello
Title: Chairman

Signature Page to Amendment No. 2 to The Carlyle Group Credit Agreement

CARLYLE KNOX HOLDINGS, L.L.C.

By: /s/ Daniel A. D'Aniello
Name: Daniel A. D'Aniello
Title: Chairman and Managing Director

CARLYLE HOLDINGS FINANCE L.L.C.

By: /s/ Daniel A. D'Aniello
Name: Daniel A. D'Aniello
Title: Chairman

CARLYLE HOLDINGS II FINANCE L.L.C.

By: /s/ Daniel A. D'Aniello
Name: Daniel A. D'Aniello
Title: Chairman

Signature Page to Amendment No. 2 to The Carlyle Group Credit Agreement

LENDERS

CITIBANK, N.A.

By /s/ Maureen Maroney
Name: Maureen Maroney
Title: Vice President

JPMORGAN CHASE BANK, N.A.

By /s/ Lauren Gubkin
Name: Lauren Gubkin
Title: Vice President

BANK OF AMERICA, N.A.

By /s/ Justin Smiley
Name: Justin Smiley
Title: Vice President

BARCLAYS BANK PLC

By /s/ Christopher R. Lee
Name: Christopher R. Lee
Title: Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By /s/ John D. Toronto
Name: John D. Toronto
Title: Authorized Signatory

By /s/ Whitney Gaston
Name: Whitney Gaston
Title: Authorized Signatory

Signature Page to Amendment No. 2 to The Carlyle Group Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH

By /s/ Michael Winters
Name: Michael Winters
Title: Vice President

By /s/ Kirk L. Tashjian
Name: Kirk L. Tashjian
Title: Director

GOLDMAN SACHS BANK, USA

By /s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

MORGAN STANLEY BANK, N.A.

By /s/ Michael King
Name: Michael King
Title: Authorized Signatory

SOCIETE GENERALE

By /s/ Shelley Yu
Name: Shelley Yu
Title: Director

UBS AG, Stamford Branch, as a Lender

By /s/ Denise Bushee
Name: Denise Bushee
Title: Associate Director

By /s/ Houssem Daly
Name: Houssem Daly
Title: Associate Director

Signature Page to Amendment No. 2 to The Carlyle Group Credit Agreement

RETIRING LENDERS

SILICON VALLEY BANK

By /s/ Ezra Barnehama
Name: Ezra Barnehama
Title: Vice President

Signature Page to Amendment No. 2 to The Carlyle Group Credit Agreement

Accepted and Acknowledged by:

CITIBANK, N.A.,
as Administrative Agent

By /s/ Maureen Maroney
Name: Maureen Maroney
Title: Vice President

Signature Page to Amendment No. 2 to The Carlyle Group Credit Agreement

SCHEDULE 1
Revolving Credit Commitments and Term Loans

	Revolving Credit Commitment	Term Loans	Total
Citibank, N.A.	$157,252,747.25	$5,833,333.32	$163,086,080.57
JPMorgan Chase Bank, N.A.	$159,368,131.87	$3,717,948.71	$163,086,080.58
Credit Suisse AG, Cayman Islands Branch	$159,368,131.87	$2,756,410.25	$162,124,542.12
Bank of America, N.A.	$43,200,549.45	$2,115,384.62	$45,315,934.07
Barclays Bank PLC	$43,200,549.45	$2,115,384.62	$45,315,934.07
Deutsche Bank AG New York Branch	$43,200,549.45	$2,115,384.62	$45,315,934.07
Goldman Sachs Bank, USA	$43,200,549.45	$2,115,384.62	$45,315,934.07
Morgan Stanley Bank, N.A.	$43,200,549.45	$2,115,384.62	$45,315,934.07
UBS AG, Stamford Branch	$45,315,934.07	$0	$45,315,934.07
Societe Generale	$12,692,308.69	$2,115,384.62	$14,807,692.31
TOTAL:	$750,000,000	$25,000,000	$775,000,000